UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 16, 2010, Pharmacyclics, Inc. (the “Company”) entered into Stock Purchase Agreements (the “Agreements”) with various institutional investors (the “Investors”) relating to a registered direct public offering by the Company (the “Offering”) of an aggregate of 8,054,968 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”), for gross proceeds of approximately $52.4 million. The Shares are being sold at a price of $6.51 per share, the closing price of the Common Stock on June 15, 2010. The closing of the Offering is expected to take place on or about June 21, 2010, subject to the satisfaction of customary closing conditions.

Robert Duggan, the Company’s Chairman and Chief Executive Officer, participated in the Offering and purchased 1,075,268 Shares for approximately $7,000,000.

The net proceeds from the sale of the Shares, after deducting estimated offering expenses payable by the Company, which include legal, advisory and accounting fees, are expected to be approximately $50.9 million.

The Shares will be issued pursuant to a prospectus supplement dated as of June 17, 2010, which was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-166988), which became effective on June 7, 2010, and the base prospectus dated as of June 7, 2010 contained in such registration statement.

The foregoing is only a brief description of the material terms of the Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Stock Purchase Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Agreements contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.  The provisions of the Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such Agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and Agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

A copy of the opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events.

On June 16, 2010, the Company issued a press release headlined “Pharmacyclics Announces Results of Registered Direct Offering.” On June 17, 2010, the Company issued a press release headlined “Pharmacyclics Increases Amount of Previously Announced Registered Direct Offering.” Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
10.1	Form of Stock Purchase Agreement.
99.1	Press Release dated June 16, 2010.
99.2	Press Release dated June 17, 2010.

Forward-Looking Statements

This Report may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

June 17, 2010

PHARMACYCLICS, INC.

By:	/s/ Rainer M. Erdtmann
	Name:	Rainer M. Erdtmann
	Title:	Vice President, Finance & Administration and Secretary